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                              EMPLOYMENT AGREEMENT

        Employment Agreement (the "Employment Agreement") made as of this 31st day of July, 2004, by and between TAMMY CASE, an individual residing at 9 Carriage Lane, Sparta, New Jersey 07871 (the "Employee"), SUSSEX BANK, a state chartered bank with its principal place of business located at 399 State Highway 23, Franklin, New Jersey 07416 (the "Employer").

        WHEREAS, the Board of Directors of the Employer has determined that it is in the best interests of the Employer to enter into this Agreement with Employee, and has authorized the Employer to enter into this Agreement;

        WHEREAS, the Employee agrees to be employed pursuant to the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:

        1. EMPLOYMENT. The Employer agrees to employ the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth herein.

        2. POSITION AND DUTIES. The Employee shall be employed as Executive Vice President., Loan Administration of the Employer (the "Position") to perform such services commensurate with that capacity as are usual and customary for comparable institutions and as shall from time-to-time be established by the Chief Executive Officer, President and the Board of Directors of the Employer. Employee agrees that she will devote her full business time and efforts to her duties hereunder.

        3. COMPENSATION. Employer shall pay to the Employee compensation for her services as follows:

                (a) BASE SALARY. The Employee shall be entitled to receive, commencing upon the date of this Agreement, an annual base salary (the "Base Salary") of $97,000, which shall be payable in installments in accordance with Employer's usual payroll method. Annually thereafter, on or prior to the anniversary date of this Agreement, the Chief Executive Officer, President and Board of Directors shall review the Employee's performance, the status of Employer and such other factors as the Board of Directors or a committee thereof shall deem appropriate and shall adjust the Base Salary accordingly. Employee acknowledges that her Base

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Salary hereunder may be adjusted upward or downward; provided, however, that in no event will her Base Salary be adjusted downward below the minimum base salary established by the Employer as part of its regular annual employee review process for employees having the same grade as Employee.

                (b) DISCRETIONARY BONUS. Employee shall be entitled to participate in any cash bonus program(s) established by Employer for its executive officers, subject to the terms and conditions of any such program(s),including the attainment of goals established by the Board of Directors of Employer or any committee thereof.

                (c) STARTING BONUS. Upon commencement of employment hereunder, Employee shall be entitled to a signing bonus of 1,000 shares of the common stock ( the "SBB Stock") of Sussex Bancorp, the parent company of the Employer (the "Bonus Shares") . The Bonus Shares will be subject to forfeiture upon termination of employment of Employee for any reason, other than a termination without cause by Employer, until December 31, 2004. Thereafter, such shares shall be fully vested and owned by Employee without risk of forfeiture. The Bonus Shares shall be issued pursuant to an exemption from the Securities Act of 1933, (the "Securities Act") and will therefore be subject to limits on transferability. Pursuant to the requirements of the Securities Act, Employee must hold the Bonus Shares for one (1) year. Thereafter, the Bonus Shares may only be transferred in accordance with Securities and Exchange Commission Rule
144. The certificates representing the Bonus Shares shall bear a legend referencing such restrictions.

                (d) PRODUCTION BONUS. Provided that the Employer's net loan portfolio at December 31, 2005 is 15% larger than Employers net loan portfolio at December 31, 2004, Employee shall be entitled to a production bonus of 1,000 shares of SBB Stock to be delivered no later than March 31, 2006. In addition, provided that the Employer's net loan portfolio at December 31, 2006 is 15% larger than the Employer's net loan portfolio at December 31, 2005, Employee shall be entitled to an additional production bonus of 1,000 shares of SBB Stock to be delivered no later than March 31, 2007. All shares issued under this provision shall be fully vested and owned by Employee without risk of forfeiture, and subject to the same restrictions on transferability provided for the Bonus Shares under subparagraph c above.

                (e)     STOCK OPTIONS. Employee shall be entitled to participate

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in the Employer's Executive Incentive Stock Option program for calendar year
2004 and during her employment thereafter. Employee acknowledges that any grant she may receive will be subject to her attainment of goals required under the program, will be subject to all terms and conditions of the program, and that for 2004, she will be eligible for a maximum grant of options to purchase 3,750 SBB Shares, subject to proration to reflect her actual time employed by the Employer in 2004.

        4. OTHER BENEFITS; FRINGE BENEFITS. Employee shall be entitled to receive hospital, health, medical, long-term disability and life insurance of a type currently provided to and enjoyed by other senior officers of Employer, and shall be entitled to participate in any other employee benefit or retirement plans, including but not limited to the Employer's 401(k) plan and/or the Employee Stock Ownership Plan ("ESOP") offered by Employer to its employees generally or to its senior management. Until such time as Employee becomes eligible to participate in Employer's hospital, health, medical and prescription benefit plans, Employer will reimburse Employee for Employee's actual out of pocket costs for maintaining Employee's eligibility for her current benefits under COBRA. In addition, Employee shall be entitled to four (4) weeks of paid vacation each calendar year; provided, however, that for calendar year 2004, Employee's vacation shall be prorated to reflect the percentage of the year for which she was employed with the Employer.

        5. TERM. The term of this Agreement shall be three (3) years, commencing on the date hereof and continuing until the third anniversary of the date hereof; provided, however, that the term of this Agreement shall automatically renew for one (1) additional year on the third anniversary hereof unless, at least three (3) months prior to such anniversary date, either Employer or Employee shall have provided the other with written notice of their intention not to extend the term of this Agreement; further provided, however, that in the event the term of this Agreement is so extended, it shall also automatically renew for one (1) additional year on the fourth anniversary hereof unless, at least three (3) months prior to such anniversary date, either Employer or Employee shall have provided the other with written notice of their intention not to further extend the term of this Agreement.

        6. TERMINATION. Employee may be terminated at any time, without prejudice to Employee's right to compensation or benefits as provided herein. Employee's rights upon a termination shall be as follows:

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                (a)     CAUSE. As used in this Agreement, the term "Cause" shall
mean the Employee's personal dishonesty or willful misconduct involving moral turpitude or casting a negative light on the reputation of Employer , breach of fiduciary duty involving personal profit, directly or indirectly to the Employee or any person or entity affiliated, in any manner, with the Employee, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or a material breach of any provision of this Agreement.

                (b) TERMINATION WITH CAUSE. Employer shall have the right to terminate the Employee for "cause", upon written notice to her of such determination, specifying the alleged "cause". In the event of such termination, the Employee shall not be entitled to any further benefits under this Agreement, other than the payment to her of accrued and unpaid compensation or any other benefits required under law .

                (c) TERMINATION WITHOUT CAUSE. Upon a termination of Employee's employment hereunder without "cause", Employee shall be entitled to receive her then current base salary for the remaining term of this Agreement, but in no event for less than six (6) months. Such payments may be made over the remaining term of this Agreement in periodic payments in the same manner in which the Employee's salary was paid through the time of such termination, or by a lump sum payment of the discounted present value of all base salary payments through the remaining term of this Agreement. The determination of the method of payment shall be made mutually by Employer and the Employee; provided, however, that in the event the parties cannot agree on the method of payment, Employer shall be entitled to choose. In addition, Employer shall continue to provide the Employee with hospital, health, medical, long-term disability and life insurance, and any other like benefits in effect at the time of such termination through the end of the term of this Agreement, but in no event less than six (6) months. The Employee shall have no duty to mitigate damages in connection with her termination by Employer without "cause". However, if the Employee obtains new employment and such new employment provides for hospital, health, medical, long-term disability and life insurance, and other benefits, in a manner substantially similar to the benefits payable by Employer hereunder, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.

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                (d)     Suspension and Special Regulatory Rules.

                        (i) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Employer by a notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDI Act"), Employer shall have the right to suspend all or a portion of its obligations under this Agreement as of the date of service of notice, unless stayed by appropriate proceedings.

                        (ii) If the Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of the Employer by an order issued under Section 8(e) or Section 8(g)(1) of the FDI Act, all obligations of Employer under this Agreement shall terminate as of the effective date of the order and the Employee shall not be entitled to received the payments provided for under Paragraph (c) above.

                        (iii)   If the Employer is in default, as defined in
Section 3(x)(1) of the FDI Act, all obligations of Employer under this Agreement shall terminate as of the date of default.

        7. RESIGNATION FOR CAUSE. During the term of this Agreement, the Employee shall be entitled to resign from her employment with Employer, and receive the payments provided for below, in the event that the Employee is not in material breach of this Agreement and Employer (i) reassigns the Employee to a position of lesser rank or status than the Position, or (ii) reduces the Employee's compensation or other benefits below the amounts provided for under Sections 3 hereof. Upon the occurrence of any of these events, the Employee shall have thirty days to provide Employer notice of her intention to terminate this Agreement. In the event the Employee elects to so terminate this Agreement, such termination shall be treated as a termination without "cause" by Employer under Section 6(c) hereof, and the Employee shall be entitled to receive all payments and other benefits called for under such Section 6(c).

        8.      CHANGE IN CONTROL.

                (a) Upon the occurrence of a Change in Control (as herein defined) followed at any time during the term of this Agreement by the involuntary termination of the Employee's employment other than for "cause", as defined in Section 6(a) hereof, or, as provided below the voluntary termination of the Employee within eighteen (18) months of such Change in Control,

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Employee shall become entitled to receive the payments provided for under paragraph (c) below. Upon the occurrence of a Change in Control, the Employee shall have the right to elect to voluntarily terminate her employment within eighteen (18) months of such Change in Control following any demotion, loss of title, office or significant authority, reduction in her annual compensation or benefits, or relocation of her principal place of employment by more than thirty
(30) miles from its location immediately prior to the Change in Control.

                (b)     A "Change in Control" shall mean:

                        (i) a reorganization, merger, consolidation or sale of all or substantially all of the assets of Sussex Bancorp (the "Company"), or a similar transaction, in which the shareholders of the Company prior to such transaction hold less than a majority of the voting power of the resulting entity;

                        (ii) individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof;

                        (iii) an event of a nature that would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") if Employer were a reporting company subject to the Exchange Act; or

                        (iv) Without limitation, a change in control shall be deemed to have occurred at such time as any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or the Employer or the trustees or any administration of any employee stock ownership plan and trust, or any other employee benefit plans, established by the Company or the Employer from time-to-time in is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors (the "Trigger Amount"); provided, however, that in the event any such person acquires the Trigger Amount in a transaction (i) which has been approved in advance by the Incumbent Board and (ii) which does not result in such person controlling a majority of the voting power of the full Board of Directors of the Company, then any such transaction shall not be deemed a Change in Control under this subsection (iv); or

                        (v) A tender offer is made for 25% or more of the voting securities of

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                                the Company and the shareholder owning
                                beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror.

        For these purposes, "Incumbent Board" means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a voting of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

                (c) In the event the conditions of Section (a) above are satisfied, Employee shall be entitled to receive a lump sum payment equal to two
(2) times Employee's then current Base Salary; provided, however, that in no event shall any payments provided for hereunder constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended or any successor thereto, and in order to avoid such a result the benefits provided for hereunder will be reduced, if necessary, to an amount which is One Dollar ($1.00) less than an amount equal to three (3) times Employee's "base amount" as determined in accordance with such Section 280G. In addition to the foregoing, Employee shall be entitled to receive from Employer, or its successor, hospital, health, medical, long term disability and life insurance on the terms and at the cost to Employee as Employee was receiving such benefits upon the date of her termination. Employer's obligation to continue such insurance benefits will be for a period of two (2) years.

        9. COVENANT NOT TO COMPETE. Employee agrees that , subject to performance by Employer or its successor in interest of its obligations under this Agreement, during the term of her employment hereunder and for a period of one (1) year after the termination of her employment, she will not within Sussex County, New Jersey in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System) any enterprise which competes

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with the Company in the business of banking ; provided, however, that this covenant not to compete shall not apply in the event Employee's employment hereunder is terminated at the end of the term of this Agreement due to Employer's decision not to extend or renew the terms of Employee's employment with Employer. In the event that this covenant not to compete shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise discretion in reforming such covenant to the end that Employee shall be subject to a covenant not to compete that is reasonable under the circumstances and enforceable by the Company. Employee agrees to be bound by any such modified covenant not to compete.

        10.     MISCELLANEOUS.

                (a) GOVERNING LAW. In the absence of controlling Federal law, this Agreement shall be governed by and interpreted under the substantive law of the State of New Jersey. All litigation in connection with this Agreement shall be brought in the United States District Court for the District of New Jersey or the Superior Court of the state of New Jersey sitting in Sussex County. The parties hereto consent to , and waive any objection to jurisdiction by, either of such courts.

                (b) SEVERABILITY. If any provision of this Agreement shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.

                (c) ENTIRE AGREEMENT; AMENDMENT. This Agreement sets for the entire understanding of the parties with regarding to the subject matter contained herein and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof and may only be amended by written agreement signed by both parties hereto or their duly authorized representatives.

                (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and become the legal obligation of the successors and assigns of Employer.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         SUSSEX BANK


                                         By: /s/ Donald L. Kovach
                                            ------------------------------------
                                            Name:  Donald L. Kovach
                                            Title: Chief Executive Officer


                                         EMPLOYEE:


                                         /s/ Tammy Case
                                         ---------------------------------------
                                         Name:  Tammy Case


        Sussex Bancorp guarantees the payments described in paragraphs 6(c), 7 & 8(c) of this Agreement and executes this Agreement solely for that purpose.


                                         SUSSEX BANCORP


                                         By: /s/ Donald L. Kovach
                                            ------------------------------------
                                            Name:  Donald L. Kovach
                                            Title: President and Chief Executive
                                                   Officer



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